UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2012
___________________________________

U.S. CONCRETE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Simultaneously with entering into the loan and security agreement referenced in Item 2.03 below, U.S. Concrete, Inc. (the “Company”) terminated its existing credit facility, entered into pursuant to that certain Credit Agreement, dated as of August 31, 2010, by and among the Company, certain of the Company’s domestic subsidiaries as guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Sole Bookrunner and Lead Arranger, Wells Fargo Capital Finance, LLC, as Documentation Agent and Lead Arranger, as amended from time to time (the “2010 Credit Facility”).  In connection with the termination of the 2010 Credit Facility, the Company repaid approximately $10 million in outstanding indebtedness under the 2010 Credit Facility. The lending commitments under the 2010 Credit Facility were scheduled to expire on August 31, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General Information

On August 31, 2012, the Company and certain of the Company’s subsidiaries party thereto as “Borrowers” and certain of the Company’s subsidiaries party thereto as “Guarantors” entered into a Loan and Security Agreement with Bank of America, N.A. as Agent and Sole Lead Arranger and certain financial institutions party thereto as “Lenders” (the “2012 Credit Agreement”).  The 2012 Credit Agreement provides for a revolving credit facility with $80 million of Lender commitments.  The Company’s actual maximum credit availability under the 2012 Credit Agreement varies from time to time and is determined by calculating a borrowing base, which is based on the value of the eligible accounts receivable, inventory and vehicles of the Company and the other co-borrowers, minus reserves imposed by the Lenders and other adjustments, all as specified in the 2012 Credit Agreement.  The 2012 Credit Agreement also contains a provision for up to $8 million of overadvances and involuntary protective advances by Lenders.  The 2012 Credit Agreement provides for swingline loans, up to a $10 million sublimit, and letters of credit, up to a $30 million sublimit.  The 2012 Credit Agreement also includes an uncommitted accordion feature of up to $45 million in the aggregate allowing for future incremental borrowings, subject to certain conditions.  At the closing, the Company borrowed approximately $10.5 million under the 2012 Credit Agreement from the revolving credit facility, to pay off borrowings under the 2010 Credit Facility and for general corporate purposes.  Proceeds from advances under the 2012 Credit Agreement will also be used to finance working capital, permitted acquisitions, and for other lawful corporate purposes.

The loans under the 2012 Credit Agreement are scheduled to mature on July 1, 2015.  The 2012 Credit Agreement is secured by liens on substantially all assets owned by the Company and its subsidiaries.

Interest Rates and Fees

Advances under the 2012 Credit Agreement are in the form of either base rate loans or “LIBOR Loans” denominated in U.S. dollars.  The interest rate for base rate loans denominated in U.S. dollars fluctuates and is equal to the greater of (a) Bank of America’s prime rate; (b) the Federal funds rate, plus 0.50%; and (c) the rate per annum for a 30 day interest period equal to the British Bankers Association LIBOR Rate, as published by Reuters at approximately 11:00 a.m. (London time) two business days prior (“LIBOR”), plus 1.0%; in each case plus 1.50%.  The interest rate for LIBOR Loans denominated in U.S. dollars is equal to the rate per annum for the applicable interest period equal to LIBOR, plus 2.75%.

Among other fees, the Company will pay a commitment fee of 0.375% per annum (due monthly) on the aggregate unused revolving commitments under the 2012 Credit Agreement.  The Company will also pay fees with respect to any letters of credit issued under the 2012 Credit Agreement.

Covenants and Events of Acceleration

The 2012 Credit Agreement contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s ability, and in certain instances, its subsidiaries’ ability, to consolidate or merge; substantially change the nature of its business; sell, lease or otherwise transfer any of its assets; create or incur indebtedness; create liens; pay dividends; and make investments or acquisitions.  The negative covenants are subject to certain exceptions as specified in the 2012 Credit Agreement.  The 2012 Credit Agreement also requires the Company, upon the occurrence of certain events, to maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for each period of twelve calendar months, as determined in accordance with the 2012 Credit Agreement.

The 2012 Credit Agreement also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, a change of control of the Company, material money judgments and failure to maintain subsidiary guarantees.

Qualification

The preceding summary of the 2012 Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 5, 2012, the Company issued a press release announcing that it had entered into the 2012 Credit Agreement. A copy of this press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1
Loan and Security Agreement, dated August 31, 2012, by and among U.S. Concrete, Inc. and certain of its subsidiaries party thereto as borrowers, certain subsidiaries party thereto as guarantors, certain financial institutions party thereto as lenders, and Bank of America, N.A., as Agent and Sole Lead Arranger.

99.1	Press Release of U.S. Concrete, Inc. dated September 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: September 5, 2012	By:	/s/ William J. Sandbrook
William J. Sandbrook
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1
Loan and Security Agreement, dated August 31, 2012, by and among U.S. Concrete, Inc. and certain of its subsidiaries party thereto as borrowers, certain subsidiaries party thereto as guarantors, certain financial institutions party thereto as lenders, and Bank of America, N.A., as Agent and Sole Lead Arranger.

99.1	Press Release of U.S. Concrete, Inc. dated September 5, 2012.